UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 10, 2010
Bayou City Exploration, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	61-1306702
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
0-27443
Commission File Number
632 Adams Street — Suite 700 Bowling Green, KY 42101
(Address of principle executive offices)
(270) 842-2421
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Disposition of Asset
As reported on an 8-K filed on January 12, 2010, the Company accepted an offer to purchase it’s 8.073375% royalty interest in the Sein #1 well for a total price of $1,000,000. The offer to purchase the royalty interest was made by four entities, all of which have a material relationship with the Company’s President and CEO, Robert D. Burr. Blue Ridge Group, Inc. is the Managing General Partner of the 2009 Production and Drilling Program, L.P. which has offered to purchase 1.9943981198% of the aforementioned royalty interest. Blue Ridge Group is also the managing General Partner of the 2009/2010 Production and Drilling Program L.P. which has offered to purchase up to 4.0606331302% of the aforementioned royalty interest. Argyle Energy, Inc. is the Managing General Partner of the Argyle Energy 2009-VI Year End Production Program, L.P. which has offered to purchase .5494981226% of the aforementioned royalty interest. Argyle Energy, Inc. is also the Managing General Partner of the Argyle Energy 2009/2010-VI Year End Production Program, L.P. which has offered to purchase up to 1.4688456274% of the aforementioned royalty interest. Mr. Burr is the President of Blue Ridge Group, Inc. and Argyle Energy, Inc. In light of the material relationship between the buyer and seller, the Board of Directors required a third party appraisal of the royalty interest as a condition precedent to acceptance of the offer. The appraisal was received on December 10, 2009 providing an opinion of value equal to $1,000,000. Accordingly, the Board of Directions voted to accept the above referenced offer and proceed to closing.
As also reported in the January 8-K, the closing of two of the transactions took place on January 4, 2010 at which time $247,034 was accepted by the company in exchange for assignment of 1.9943981198% royalty interest in the Sein #1 Well to the 2009 Production and Drilling Program L.P., and $68,063 was accepted for assignment of .5494981226% royalty interest in the Sein #1 well to the Argyle Energy 2009-VI Year End Production Program L.P.
On March 1, 2010 the Company completed the sale for the remaining 5.5294787576% royalty interest in the Sein #1 well to three separate entities. The first entity is the 2009/2010 Production and Drilling Program L.P., managed by Blue Ridge Group, which purchased 1.1695494694% royalty interest in the Sein #1 well for $144,865, paid in cash. The second entity is the Argyle Energy 2009/2010-VI Year End Production Program, L.P., managed by Argyle Energy, Inc., which purchased 0.5341506368% of the Sein #1 well for $66,162, paid in cash. The third entity is Burrite, Inc. which purchased the remaining 3.8257786515% of the Sein #1 well for $473,876.
Burrite Inc. also has a material relationship with the Company’s President and CEO, Robert D. Burr, whereas Mr. Burr is the President and CEO of Burrite Inc. as well. As stated in the January 12, 2010 8-K, the 2009/2010 Production and Drilling Program L.P. along with the Argyle Energy 2009/2010-VI Year End Production Program, L.P. Contracted to purchase the Company’s remaining royalty interest in the Sein #1 well. The terms of each of the aforementioned partnerships require the income from the royalty interest to be paid to the partners beginning March 1, 2010 without regard to the date that the partners make the investment. Neither of the partnerships are fully subscribed as of March 1, 2010 but the royalty income is fully committed as of that date. In order to prevent the Company’s shareholders to be prejudiced by the terms discussed above, Burrite Inc. is buying the remaining royalty interest to complete the transaction as contemplated in the January 12, 2010 8-K. The Company will be paid in full per the accepted offer and Burrite Inc. will assign the remaining royalty interest to the partnerships when they become fully subscribed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bayou City Exploration, Inc. Date: March 10, 2010
By:	/s/ Robert D. Burr
Robert D. Burr
Chief Executive Officer and President

By:	/s/ Stephen C. Larkin
Stephen C. Larkin
Chief Financial Officer